CALIBERT EXPLORATIONS, LTD.

October 29, 2009

To:

Megalink Global, Inc.

Attention:

David Saltrelli

President and Chief Executive Officer

Dear Sir:

Interim agreement

         Re: Business Combination of Calibert Explorations, Ltd. ("Calibert ") and Megalink Global, Inc. ("Megalink")

This interim agreement confirms that Calibert and Megalink wish to enter into a business combination. The purpose of this interim agreement is to set forth basic terms and conditions of such a transaction, not to cover all of the issues related to the transaction. Completion of the business combination is subject to Calibert completing due diligence of Megalink to its satisfaction.

1. Representations of Megalink. Megalink represents as follows:

(a)

Megalink is a company incorporated under the laws of the State of Nevada and is in good standing under the laws of its jurisdiction of incorporation;

(b)

 Megalink's authorized capital consists of 75,000,000 shares of common stock, with a par value of $0.001.

(c)

Megalink, is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms (the "Business"); and

(d)

    Megalink has the right to use all it’s intellectual property in relation to the Business .

2. Representations of Calibert.  Calibert represents as follows:

(a)

Calibert is a company incorporated under the laws of Nevada and is good standing under the laws of its jurisdiction of incorporation;

(b)

Calibert is a reporting company under the United States Securities Exchange Act of 1934 (the "Act") and is in good standing with respect to its filings under the Act;

(c)

Calibert 's authorized capital consists of shares 100,000,000 of common stock, with a par value of $0.001, of which 5,160,000 shares of common stock are issued and outstanding. The shares of common stock of Calibert are quoted on the FINRA Over-The Counter Bulletin Board; and

(d)

There has been no material change in the affairs of Calibert since its most recent filings in Form 10-K and Form 10-Q under the Act except as may be disclosed in any Form 8-K filed under the Act.

3. Business Combination. We have agreed that Calibert and Megalink will complete a business combination by way of Asset Purchase under the Nevada Revised Statutes or such other combination as may be advised by our respective legal counsel (the "Business Combination").

4. Consideration. The Business Combination shall be completed in such a manner that Calibert shall issue shares of common stock of Calibert to the shareholders of Megalink in exchange for all the Megalink Assets upon the closing of the Business Combination. Upon completion of the Business Combination, the shareholders of Megalink, on closing of the Business Combination, will own approximately 51% of the issued and outstanding shares of Calibert, and the shareholders of Calibert, on closing of the Business Combination, will own approximately 49% of the issued and outstanding shares of Calibert.

5.

 Conditions. The obligations of the parties to complete the Business Combination shall be subject to customary conditions including:

(a)

All the representatives of the parties shall be true and accurate at closing as if they were made immediately prior to closing;

(c)

Megalink shall have provided to Calibert prior to or on closing, documentation in order to permit Calibert to make the United States Securities and Exchange Commission filings required in respect of the Business Combination;

(d)

Megalink shall have provided to Calibert such information as is necessary to satisfy Calibert and its counsel that the Business Combination may be completed in reliance of exemptions from applicable federal and state or foreign securities laws.

6.

Closing Date. The parties shall take such steps as may be necessary and use their best efforts to prepare and execute the Definitive Agreement as soon as possible, but in any event not later than November 30, 2009, with closing to occur on or before November 30, 2009.

7.

 During this period, the parties will cooperate with each other and                  provide such documentation or information as may be necessary to permit the parties to complete reasonable due diligence with respect to the proposed Business Combination.

8.

Full Disclosure. Megalink shall disclose to Calibert any and all material adverse conditions or potential adverse conditions currently known about that could affect the business in a negative manner.

9.

Exclusivity. In consideration of the undertaking by Calibert of the costs and expenses in conducting due diligence and continuing negotiations, Megalink agrees that, during the term of this interim agreement, it will not seek or solicit, or engage anyone to seek or solicit, other suitors for a merger or purchase of Megalink, will not negotiate with other persons for the merger or purchase of Megalink, will not make available to other potential suitors information concerning itself, and will maintain confidentiality about the transaction contemplated by this interim agreement, except to the extent the disclosure is require by applicable law.

If the foregoing is in accordance with your understanding of the Business Combination, please sign where indicated below and this will serve as an interim agreement to govern our relationship pending completion of a formal agreement.

Yours truly,

Calibert Explorations Ltd.

Per: /s /Andre Benard

  Andre Benard, President

Agreed and accepted as of the 29th day of October 2009.

/s/ David Saltrelli

Megalink Global, Inc.

David Saltrelli

President and Chief Executive Officer